EXHIBIT 10.6

                           LOCK-UP/LEAK-OUT AGREEMENT

            THIS LOCK-UP/LEAK-OUT AGREEMENT (the "Agreement") is made and entered into as of the _____ day of ______________, 2003 between SecureD Services, Inc., a Delaware corporation ("SSI"), and the individuals and entities that execute and deliver a Counterpart Signature Page hereof, each an SSI Stockholder (as defined below) and sometimes collectively referred to herein as the "Shareholders" and each, a "Shareholder."

            WHEREAS, the SSI Shareholders currently own shares of SSI's common stock, par value $0.0001 per share (the "Common Stock") or warrants to purchase Common Stock or preferred stock or debt instruments that may be convertible into shares of Common Stock; and

            WHEREAS, in order to facilitate an orderly market for the Common Stock of SSI, the SSI Shareholders have agreed to enter into this Agreement and to restrict the sale, assignment, transfer, conveyance, hypothecation or alienation of the Common Stock, all on the terms set forth below.

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Notwithstanding anything contained in this Agreement, an SSI Shareholder may transfer his/her/its shares of Common Stock to his/her/its affiliates, partners in a partnership, subsidiaries and trusts, or spouses and lineal descendants for estate planning purposes provided that the transferee (or the legal representative of the transferee) executes an agreement to be bound by all of the terms and conditions of this Agreement.

            2. Except as otherwise expressly provided herein, and except as each Shareholder may be otherwise restricted from selling shares of Common Stock, each Shareholder may only sell Common Stock subject to the following conditions during the eighteen (18) month period beginning on the date of this Agreement is executed (the "Lock-Up/Leak-Out Period"):

      2.1 No Shareholder may sell any Common Stock except as covered by this Agreement, unless approved in a prior writing by the Board of Directors of SSI, pro rata as to all Shareholders, with respect to all SSI Shareholders covered hereby.

      2.2 If an SSI Shareholder has an approved brokerage account (meaning an account with a broker/dealer who has executed and delivered to SSI a broker/dealer agreement in a form satisfactory to SSI, a reasonable facsimile of which is attached hereto as Exhibit A and incorporated herein


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            by reference (the "Broker/Dealer Agreement"),) to the effect that any such broker/dealer will comply with and monitor the terms and conditions of this Agreement for the benefit of SSI and the SSI Shareholders (the "Approved Broker/Dealer"), then the Common Stock of the SSI Shareholder that can be sold or has qualified to be sold hereunder will be delivered to the SSI Shareholder's account at the Approved Broker Dealer through the Depository Trust Corporation ("DTC") or by paper delivery; and provided, however, that if the SSI Shareholder does not have an account with an Approved Broker/Dealer, the Common Stock of the SSI Shareholder that can be sold or has qualified to be sold hereunder will be delivered to the SSI Shareholder in the form of an actual stock certificate that is imprinted with a legend indicating that resale of the Common Stock is subject to the terms and conditions of this Agreement, one of which shall be a resale through an Approved Broker/Dealer.

      2.3 Each SSI Shareholder shall be allowed to sell no more than 3,000 shares of Common Stock per month during the Lock-Up/Leak-Out Period, on a cumulative basis, meaning that if no Common Stock was sold during one month while Common Stock was qualified to be sold, up to 6,000 shares of Common Stock could be sold in the next successive month and so forth; provided, however, with respect to (i) shares of Common Stock that are "restricted securities" that SSI has agreed to register for resale with the Securities and Exchange Commission (the "SEC"), the commencement of the right of any such SSI Shareholder to sell shares of Common Stock and to cumulate unsold Common Stock into sales in the next successive month hereunder shall begin on the earlier of the month in which the Securities and Exchange Commission grants SSI an effective date (the "Effective Date") on any such registration statement, or in the month in which any such SSI Shareholder qualifies in all respects to sell the Common Stock under Rule 144 of the SEC and with respect to (ii) shares of Common Stock that are "restricted securities" that SSI has not agreed to register for resale with the SEC, in the month in which any such Shareholder qualifies in all respects to sell the Common Stock under Rule 144 of the SEC (the "Resale Qualification Dates"). All SSI Shareholders fully understand that certain shares of Common Stock covered by this Agreement have already satisfied the Resale Qualification Dates (approximately 280,000 shares of Common Stock held by five (5) persons); that the Resale Qualification Date of some other shares of Common Stock that may be allowed to be registered by SSI for resale on Form S-3 of the SEC (Common Stock that can be acquired on the exercise of warrants or the conversion of preferred stock or debt instruments may qualify for use of Form S-3) may be earlier than Common Stock required to be registered on some other Form; and that Common Stock required to be registered on some other Form of the SEC, like Form SB-2, may not have a Resale


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            Qualification Date for up to six (6) to nine (9) months, depending upon the time involved in the SEC review and comment process.

      2.4 The Common Stock may only be sold at or above the lowest "offer" or "ask" prices stated by the relevant market maker for the Common Stock on the OTC Bulletin Board or any nationally recognized medium on which the Common Stock is publicly traded. Each SSI Shareholder agrees that no sales will be made at the "bid" prices for the Common Stock.

      2.5 The Common Stock may not be sold at a price below $2.00 per share (the "Price Floor").

      2.6 The Shareholders agree that they will not engage in any short selling of the Common Stock during the Lock-Up/Leak-Out Period.

      2.7 From the date hereof and for a period of not less than eighteen (18) months from the expiration of the Lock-Up/Leak/Out Period, SSI shall maintain its "reporting" status with the SEC; file all reports that are required to be filed by it during such period; and use its "best efforts" to ensure that the Common Stock is continually quoted for public trading on a nationally recognized medium of no less significance than the OTC Electronic Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD"), or if its existence ceases, the BBX, the NASDAQ Small Cap or a recognized national stock exchange.

            3. By executing this Agreement, each Shareholder represents that the Common Stock set forth in his/her/its Counterpart Signature Page is all of the shares of SSI Common Stock that such SSI Shareholder beneficially owns as of the date hereof. In addition to the Common Stock set forth in the Counterpart Signature Page, this Agreement shall apply to all Common Stock of which each SSI Shareholder becomes the beneficial owner of during the Lock-Up/Leak-Out Period.

            4. Notwithstanding anything to the contrary set forth herein, SSI may, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the Common Stock or if such waiver would otherwise be in the best interests of the development of the trading market for the Common Stock.

            5. In the event of a tender offer to purchase all or substantially all of SSI's issued and outstanding securities, or a merger, consolidation or other reorganization with or into an unaffiliated entity, and if the requisite number of the record and beneficial owners of SSI securities then outstanding are voted in favor of such tender offer, merger, consolidation or reorganization, and such tender offer, merger, consolidation or reorganization is completed this Agreement shall terminate as of the closing of such event and the Common Stock restricted pursuant hereto shall be released from such restrictions.


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            6. Except as otherwise provided in this Agreement or any other agreements between the parties, the SSI Shareholders shall be entitled to their respective beneficial rights of ownership of the Common Stock, including the right to vote the Common Stock for any and all purposes.

            7. The Common Stock and per share price restrictions covered by this Agreement shall be appropriately adjusted should SSI make a dividend or distribution, undergo a forward split or a reverse split or otherwise reclassify its shares of Common Stock.

            8. No transfer of any of the shares of Common Stock that are subject to this Agreement shall be made in any transaction other than a "broker's transaction" unless the transferee executes and delivers a copy of this Agreement prior to the transfer of any stock certificate representing any of the Common Stock so transferred.

            9. This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

            10. All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement, to SSI, at 1175 North Service Road West, Suite 214, Oakville, Ontario L6M 2W1, and to the SSI Shareholders, at the addresses in their Counterpart Signature Pages. All notices shall be deemed to be given on the same day if delivered by hand or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

            11. The resale restrictions on the Common Stock set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

            12. SSI or each SSI Shareholder who fails to fully adhere to the terms and conditions of this Agreement shall be liable to every other party for any damages suffered by any party by reason of any such breach of the terms and conditions hereof. Each SSI Shareholder agrees that in the event of a breach of any of the terms and conditions of this Agreement by any such SSI Shareholder, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, a preliminary and permanent injunction and an order of a court requiring such defaulting SSI Shareholder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring such SSI Shareholder to perform his/her/its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that SSI or the non-defaulting SSI Shareholders may suffer as a result of any breach or continuation thereof.


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            13. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

            14. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and to be performed wholly within said State; and SSI and the SSI Shareholders agree that any action based upon this Agreement may be brought in the United States and state courts of Delaware only, and each submits himself/herself/itself to the jurisdiction of such courts for all purposes hereunder.

            15. In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney's fees incurred in the enforcement of this Agreement.

            IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

Date: _______________.                  SecureD Services, Inc.


                                        By
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                                        Its
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                           LOCK-UP/LEAK-OUT AGREEMENT
                           COUNTERPART SIGNATURE PAGE

            This Counterpart Signature Page for that certain Lock-Up/Leak-Out
Agreement (the "Agreement") dated as of the    day of ______________,
among SecureD Services, Inc., a Delaware corporation ("SSI"); and certain persons who are "Shareholders" of SSI, by which the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Agreement, as a Shareholder, of the number of shares of SSI set forth below or hereafter acquired during the Lock-Up/Leak-Out Period as defined in the Agreement.


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                                        (Printed Name)


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                                        (Signature)


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                                        (Street Address)


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                                        (City and State)


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                                        (Number of Shares Owned or
                                        Underlying Other Securities)


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                                        (Date)